Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D/A. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 3rd day of November, 2023

VIRGIN INVESTMENTS LIMITED

By:	/s/ James Cahillane
	Name:	James Cahillane
	Title:	Attorney-in-fact

CORVINA HOLDINGS LIMITED

By:	/s/ James Cahillane
	Name:	James Cahillane
	Title:	Attorney-in-fact

VIRGIN GROUP HOLDINGS LIMITED

By:	/s/ James Cahillane
	Name:	James Cahillane
	Title:	Attorney-in-fact

BFT (PTC) LIMITED

By:	/s/ James Cahillane
	Name:	James Cahillane
	Title:	Attorney-in-fact

BFT CLG (PTC) LIMITED

By:	/s/ James Cahillane
	Name:	James Cahillane
	Title:	Attorney-in-fact

SIR RICHARD BRANSON

By:	/s/ James Cahillane
	Name:	James Cahillane
	Title:	Attorney-in-fact